As filed with the Securities and Exchange Commission on November 20, 2023.

Registration No. 333-274448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FENBO HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3634	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit J, 19/F, World Tech Centre

95 How Ming Street

Kwun Tong

Kowloon, Hong Kong

Telephone: +(852) 2343-3328

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Huan Lou, Esq. David B. Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Fenbo Holdings Limited is filing this Amendment No. 5 to its registration statement on Form F-1 (File No. 333-274448) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibits 8.2, 23.3, 23.4, 99.1 and 99.2 and to amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association of the Registrant dated September 30, 2022
5.1***	Form of Opinion of Harney Westwood & Riegels regarding the validity of securities being registered
8.1***	Form of Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Form of Opinion of CFN Lawyers regarding certain Hong Kong tax matters (included in Exhibit 99.1)
10.1***	Form of Directors’ Agreement
10.2***	Form of Indemnification Agreement
10.3***	Audit Committee Charter
10.4***	Nomination Committee Charter
10.5***	Compensation Committee Charter
10.6***	Lease Agreement
10.7***	Employment Letter Agreement with Mr. Li Siu Lun Allan
10.8***	Employment Letter Agreement with Mr. Li Kin Shing
10.9***	Employment Agreement with Mr. Fu Wai Yip (Freddy)
10.10***	Bank facility letter dated September 29, 2022 between Fenbo Industries Limited and Bank of China (Hong Kong)
10.11***	Lease Agreement for Factory and Dormitory
10.12***	Headquarter Purchase Agreement
14***	Form of Code of Business Conduct and Ethics of the Registrant
16.1***	Letter from K. R. Margetson Ltd.
21.1***	List of Subsidiaries of Fenbo Holdings Limited
23.1***	Form of Consent of Centurion ZD CPA & Co.
23.2***	Form of Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
23.3*	Form of Consent of CFN Lawyers (included in Exhibits 8.2 and 99.1)
23.4*	Consent of Sundial Law Firm (formally known as the Shu Jin Law Firm) (included in Exhibit 99.2)
23.5***	Consent of Lai King Yan (Anthony)
23.6***	Consent of Tong Ching Ho (Tony)
23.7***	Consent of Wong Siu Keung (Sony)
23.8***	Consent of Frost & Sullivan
23.9***	Consent of Sundial Law Firm (formally known as the Shu Jin Law Firm)
24.1***	Form of Power of Attorney (included on signature pages)
99.1*	Form of Opinion of CFN Lawyers regarding Hong Kong legal matters
99.2*	Form of Opinion of Sundial Law Firm (formally known as the Shu Jin Law Firm) regarding PRC legal matters
107***	Filing Fees

* Filed herewith.

** To be filed.

*** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 20, 2023.

FENBO HOLDINGS LIMITED

By:	/s/ Li Siu Lun Allan
Name:	Li Siu Lun Allan
Title:	Chief Executive Officer (Principal Executive Officer) and Executive Director

By:	/s/ Li Kin Shing
Name:	Li Kin Shing
Title:	Executive Director

POWER OF ATTORNEY

We, the undersigned directors and executive officers of Fenbo Holdings Limited and its subsidiaries hereby severally constitute and appoint Li Siu Lun Allan, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	November 20, 2023	/s/ Li Siu Lun Allan
Li Siu Lun Allan, Chief Executive Officer (Principal Executive Officer), and Executive Director

Date:	November 20, 2023	/s/ Li Kin Shing
Li Kin Shing, Executive Director

Date:	November 20, 2023	/s/ Fu Wai Yip (Freddy)
Fu Wai Yip (Freddy), Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on November 20, 2023.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL, INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President

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